UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 12, 2003

ATLANTIC DATA SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-24193	04-2696393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Batterymarch Park
Quincy, Massachusetts 02169
(Address of Principal Executive Offices) (Zip Code)
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Registrant's Telephone Number, Including Area Code:
(617) 770-3333

ITEM 5: Other Events and Required FD Disclosure

     On November 12, 2003, shareholders of Atlantic Data Services, Inc., a Massachusetts corporation (“ADS”), approved the merger of ADS Acquisition Company LLC, a wholly-owned subsidiary of ADS Parent Acquisition LLC (“Acquisition Parent”), with and into ADS (the “Merger”), and the Merger became effective. The sole members of Acquisition Parent (the “Principals”) are Robert W. Howe, Chairman and Chief Executive Officer of ADS, William H. Gallagher, President and Chief Operating Officer (and a director) of ADS, Lee M. Kennedy, a director of ADS, and affiliates of General Atlantic Partners, LLC, a global private equity firm that is a major stockholder of ADS. In connection with the Merger, each share of ADS common stock outstanding at the time of the Merger (other than 3,400,000 shares held by the Principals and shares held by stockholders who have exercised appraisal rights in accordance with Massachusetts law), was converted into the right to receive $3.25 per share in cash, or approximately $32.3 million in the aggregate.

     A copy of the press release announcing the shareholder approval of the Merger and the effectiveness of the Merger, issued on November 12, 2003 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7: Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1 Press Release of Atlantic Data Services, Inc. dated November 12, 2003.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLANTIC DATA SERVICES, INC.

Date: November 12, 2003	By: /s/ Paul K. McGrath Paul K. McGrath Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Exhibit 99.1	Press Release of Atlantic Data Services, Inc. dated November 12, 2003.

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